                                                                    EXHIBIT 99.2

                                  NETOPIA, INC.
                            2470 MARINER SQUARE LOOP
                                ALAMEDA, CA 94501

              PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
                     ON FRIDAY, MARCH 23, 2001 AT 8:00 A.M.


                     THERE ARE THREE WAYS TO VOTE YOUR PROXY

                                TELEPHONE VOTING

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-260-0394, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you direct.


                                 INTERNET VOTING

Visit the Internet voting website at http://proxy.georgeson.com/. Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges.


                                 VOTING BY MAIL

Simply mark, sign and date your proxy card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.


          COMPANY NUMBER                            CONTROL NUMBER


------------------PLEASE DETACH AT PERFORATION BEFORE MAILING-------------------

          NETOPIA'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF
                             THE PROPOSALS PRESENTED

1. Adoption of the Agreement and Plan of Reorganization, dated as of January 23, 2001, by and among Proxim, Netopia and ALK Acquisition Corp., a wholly-owned subsidiary of Proxim, and approval of the proposed merger of ALK Acquisition Corp. with and into Netopia, as contemplated by the merger agreement. In the merger, Proxim will issue 0.3 shares of its common stock in exchange for each outstanding share of common stock of Netopia, and Netopia will become a wholly-owned subsidiary of Proxim.

        [ ] FOR                 [ ]  AGAINST              [ ]  ABSTAIN

2. Transaction of any other business that properly comes before the Special Meeting or any adjournments or postponements thereof.


                                           DATE ________________________________

                                           _____________________________________

                                           _____________________________________


                                                      SIGNATURE(S)


                                           IMPORTANT: Please sign exactly as
                                           your name(s) appear(s). When shares
                                           are held by joint tenants, both
                                           should sign. When signing as
                                           attorney, executor, administrator,
                                           trustee or guardian, please give full
                                           title as such. If a corporation,
                                           please sign in full corporate name by
                                           President or other authorized
                                           officer. If a partnership, please
                                           sign in partnership name by
                                           authorized person.

------------------PLEASE DETACH AT PERFORATION BEFORE MAILING-------------------

                                  NETOPIA, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 23, 2001
                                  AT 8:00 A.M.
                   2470 MARINER SQUARE LOOP, ALAMEDA, CA 94501

The undersigned hereby appoints Alan B. Lefkof and David A. Kadish, and each of them, as lawful proxies with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Special Meeting of Stockholders of Netopia, Inc. on March 23, 2001, and any adjournment thereof. The above named proxies are instructed to vote all the undersigned's shares of stock on the proposal(s) set forth in the Notice of Meeting and Proxy Statement as specified and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposal(s) listed. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.


              (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)